Exhibit 99.1

Press Release

Penguin Solutions Announces CFO Transition

Company Reaffirms Full-Year Fiscal 2026 Outlook with Both

Net Sales and Diluted EPS Expected to Be at the High End of Outlook Range

for Full-Year Fiscal 2026 Supported by Agentic AI-Driven Demand

Fremont, Calif. — June 1, 2026 — Penguin Solutions, Inc. (Nasdaq: PENG), the AI Factory Platform Company, today announced that Nate Olmstead, Senior Vice President and Chief Financial Officer, will step down as the CFO of the company on July 8, 2026 to pursue a new opportunity in a different industry. Aaron Johnson, Penguin Solutions’ Vice President of Finance and Accounting, will succeed Mr. Olmstead as Interim CFO, effective July 9, 2026.

Mr. Johnson is a seasoned finance and accounting executive with over 16 years of public company experience across the technology sector. He brings a strong track record of financial leadership, strategic execution, and operational discipline, with expertise in business transformation and building scalable organizations that drive sustainable growth.

The company has initiated a search for a permanent CFO with the support of a leading executive search firm.

“Nate has played an important role in helping Penguin Solutions navigate a period of significant growth and transformation,” said Kash Shaikh, President and CEO of Penguin Solutions. “His leadership helped strengthen our financial and operational foundation as we advanced our AI Factory Platform strategy. On behalf of the entire Penguin Solutions team, I want to thank Nate for his partnership, leadership, and contributions, and wish him continued success in his next chapter.”

Shaikh continued, “Our business momentum remains strong as enterprises accelerate adoption of inference and agentic AI workloads, and demand for memory and AI infrastructure continues to grow. We continue to execute with focus and discipline on our AI Factory Platform strategy, supported by very strong agentic AI-driven customer demand across our Integrated Memory and AI Infrastructure businesses.”

“It has been a privilege to be part of Penguin Solutions during such an important stage in the company’s evolution,” said Olmstead. “I am proud of what we accomplished together as we advanced the company’s AI Factory Platform strategy, strengthened the business financially, and positioned Penguin Solutions for long-term growth at the intersection of memory and AI infrastructure. I am grateful to Kash, the Board, and the entire team for their partnership and support.”

Mr. Olmstead’s departure is not the result of any disagreement with the company on any matter relating to its operating performance, financial reporting, accounting, internal controls, operations, policies, or practices.

Reaffirms Fiscal 2026 Outlook

Penguin Solutions reaffirms its previously issued financial outlook for full-year fiscal 2026, as provided in its earnings release issued on April 1, 2026, and expects both net sales and diluted EPS for full-year fiscal 2026 to be at the high end of its previously issued outlook ranges, supported by very strong agentic AI-driven customer demand across its Integrated Memory and AI Infrastructure businesses.

The company expects to report financial results for the third quarter of fiscal 2026 on July 7, 2026.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are not historical in nature, that are predictive or that depend upon or refer to future events or conditions. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements may include, but are not limited to, statements concerning the company’s leadership transition plans, the company’s financial outlook for full-year fiscal 2026, the company’s ability to execute on its AI Factory Platform strategy, demand for memory and AI infrastructure, AI-driven customer demand, long-term growth opportunities, and its ability to deliver value to its stakeholders. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “believe,” “could,” “will,” “may,” and other words of similar meaning. These forward-looking statements are based on current expectations, circumstances, aspirations, and assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of significant risks, uncertainties, and other factors, many of which are outside Penguin Solutions’ control, including, among others, failure to realize opportunities relating to the company’s growth and stakeholder value, and other factors and risks detailed in Penguin Solutions’ filings with the U.S. Securities and Exchange Commission (which include Penguin Solutions’ most recent Annual Report on Form 10-K). Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of Penguin Solutions to be materially different from Penguin Solutions’ forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release, and Penguin Solutions does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

About Penguin Solutions

Penguin Solutions is a leading provider of memory and AI infrastructure, powering the AI factories of the future for enterprises, sovereign AI initiatives, and neocloud providers.

Built on decades of engineering expertise at the intersection of memory and AI/HPC infrastructure, we bring together differentiated infrastructure software, advanced memory, compute systems, end-to-end services, and industry-leading partner solutions in a full-stack AI factory platform designed to help customers deploy and scale AI workloads with speed and precision.

Headquartered in Silicon Valley, California, we operate globally through our network of R&D, manufacturing, and sales locations. Learn more at PenguinSolutions.com.

Penguin Solutions is a registered trademark of Penguin Solutions, Inc. All other trademarks are the property of their respective owners.

Investor Contact

Suzanne Schmidt

Investor Relations

+1-510-360-8596

ir@penguinsolutions.com

PR Contact

Maureen O’Leary

Corporate Communications

+1-602-330-6846

pr@penguinsolutions.com